Exhibit 23.01



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                  Consent of Crouch, Bierwolf & Associates
                            Independent Auditors




We consent to the use, of our report dated March 27, 2001, of the consolidated financial statements for Advanced Recycling Sciences, Inc., and Subsdiaries, dated December 31, 2000, included herein and to the reference made to us.




Salt Lake City, Utah
March 31, 2001